EXHIBIT 11

                                                          For the Nine Months Ended
                                                                  April 30
                                                                  --------
                                                          2001                2000
                                                    -----------------   ------------------


Shares outstanding                                      6,630,091         6,416,939
                                                      ------------      -------------

Weighted average shares outstanding                     6,298,590         5,438,450
Stock Options                                           1,412,675         1,357,178
Warrants                                                1,797,500         1,798,125
                                                       ----------        ----------
  Total weighted average shares outstanding             9,508,765         8,593,753
                                                       ==========        ==========


Net income (loss)                                     $(1,484,415)       $ (914,427)

Cumulative effect of change
  in accounting principle                                       -            79,896
                                                      ------------       ----------

Net income (loss)                                     $(1,484,415)       $ (834,531)
                                                     =============       ===========

Basic Net Earnings (Loss) per share
  Net income (loss) per common share before
    change in accounting principle                        $ (0.24)          $ (0.17)
  Cumulative effect of change
    in accounting principle                                     -              0.02
                                                         ---------         --------
  Net income (loss) per common share                      $ (0.24)          $ (0.15)
                                                         =========         ========

Diluted Net Earnings (Loss) per share
  Net income (loss) per common share before change        $ (0.24)          $ (0.16)
      in accounting principal
  Cumulative effect of change
      in accounting principle                                   -              0.01
                                                         ----------        ========
  Net income (loss) per common share                      $ (0.24)          $ (0.15))
                                                         ==========        ========
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